UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2019
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio		000-20557	34-1562374
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

1947 Briarfield Boulevard
Maumee	Ohio		43537
_________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	419	893-5050

Not Applicable
_________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2019, The Andersons, Inc. (the "Company") announced that Naran Burchinow, Senior Vice President, General Counsel and Corporate Secretary, will retire in March of 2020. Christine M. Castellano will join the company and assume Burchinow's role and responsibilities effective February 3, 2020.  Castellano is the former Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer for Ingredion Incorporated. Burchinow will provide transition assistance until his retirement.

On October 30, 2019, Srikanth Dasari, Vice President and Treasurer, resigned from the Company. Brian Walz has been named Vice President and Treasurer of The Andersons, effective November 1, 2019. Walz has served as the Senior Director of Corporate Strategy and Development since the acquisition of Lansing Trade Group in January of 2019. Prior to the acquisition, Walz served as a Vice President of Lansing Trade Group, overseeing treasury, credit, risk and business development.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are filed or furnished with this report.

Exhibit No.	Description

99.1	Press Release, dated October 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

Date:	November 1, 2019	By:	/s/ Brian A. Valentine

Name: Brian A. Valentine
Title: Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 30, 2019